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                                                                  Exhibit (i)(1)



                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the registration statement of Russell Insurance Funds on Form N-1A ("Registration Statement") of our reports dated January 26, 2001, relating to the financial statements and financial highlights which appear in the December 31, 2000 Annual Report to Shareholders of the Russell Insurance Funds, which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.


/s/ PricewaterhouseCoopers LLP

Pricewaterhouse Coopers LLP
Seattle, Washington
June 27, 2001